FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2007, The American Stock Exchange ("AMEX") granted Telephone and Data Systems, Inc. ("TDS") an extension to regain compliance with AMEX listing standards until May 18, 2007.

As previously disclosed, on March 19, 2007, TDS received a notice from the staff of the AMEX indicating that TDS was not in compliance with Sections 134 and 1101 of the AMEX Company Guide as a result of the failure to file its annual report on Form 10-K for the year ended December 31, 2006 on a timely basis. Pursuant to such letter, on March 23, 2006, TDS submitted a plan to the AMEX to bring it into compliance with the AMEX Company Guide by no later than May 18, 2007. On April 2, 2007, TDS received a letter from the AMEX stating that the AMEX has approved such plan and that the listing of the TDS Common Shares and TDS Special Common Shares will continue pursuant to an extension until May 18, 2007.

On April 4, 2007, TDS issued a joint press release, together with its subsidiary, United States Cellular Corporation, disclosing that the AMEX granted TDS an extension to regain compliance with the AMEX listing standards until May 18, 2007. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: April 4, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated April 4, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement